Exhibit 99.1

Protolabs Reports Financial Results for the Second Quarter 2020

Second Quarter 2020 Revenue of $106.6 million

Second Quarter 2020 GAAP EPS of $0.47, Non-GAAP EPS of $0.59

MAPLE PLAIN, Minn. – July 28, 2020 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights include:

●	Revenue for the second quarter of 2020 was $106.6 million, representing an 8.1 percent decrease compared to revenue of $115.9 million in the second quarter of 2019.
●	Net income for the second quarter of 2020 was $12.6 million, or $0.47 per diluted share.
●	Non-GAAP net income was $15.9 million, or $0.59 per diluted share. See “Non-GAAP Financial Measures” below.

“The first half of 2020 has presented a great deal of challenges to all businesses, and Protolabs is no exception. We have a solid financial foundation, a healthy balance sheet, and resilient business model to weather the uncertain environment,” said Vicki Holt, President and Chief Executive Officer of Protolabs. “The COVID-19 pandemic provides an opportunity for Protolabs to demonstrate the value our digital business model can provide. During the quarter, we delivered over 8 million parts to support the medical industry, generating $12 million in revenue. Our dynamic digital manufacturing business model, and our agile and creative employees, will allow us to thrive as customer activity begins to re-accelerate.”

Additional Second Quarter 2020 Highlights include:

●	Gross margin was 49.2 percent of revenue for the second quarter of 2020, compared to 50.5 percent for the first quarter of 2020 on lower revenue.
●	Operating expenses were $38.1 million or 35.8 percent of revenue for the second quarter of 2020, down $3.2 million from $41.3 million of operating expenses in the first quarter of 2020.
●	GAAP operating margin was 13.5 percent of revenue during the second quarter of 2020, compared to 14.6 percent for the first quarter of 2020 due to lower revenue.
●	Non-GAAP operating margin was 17.6 percent of revenue during the second quarter of 2020, compared to 17.9 percent for the first quarter of 2020. See “Non-GAAP Financial Measures” below.
●	The company generated $31.0 million in cash from operations during the second quarter of 2020 up from $22.4 million in first quarter 2020.

“Our business model continues to generate strong cash flow, despite the uncertainty in the market,” said John Way, Chief Financial Officer. “We will continue to monitor demand levels and prudently manage expenses, while continuing to invest in and execute on key strategic initiatives to position our business for strong growth in the future.”

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates (collectively, “non-GAAP revenue growth”). Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA, adjusted for stock-based compensation expense and unrealized gain on foreign currency (collectively, “Adjusted EBITDA”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and unrealized gain on foreign currency (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, non-GAAP operating margin, non-GAAP revenue growth and Adjusted EBITDA, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its second quarter 2020 financial results and financial guidance today, July 28, 2020 at 8:30 a.m. EDT. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. EDT start time. No participant code is required. A simultaneous webcast of the call, and accompanying presentations will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/mmc/p/9crcgv9j. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is a leading digital manufacturing source for rapid prototyping and on-demand production. The company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Protolabs

Sarah Ekenberg, 763-479-7560

Marketing Manager, PR & Media

sarah.ekenberg@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$98,003	$125,225
Short-term marketable securities	33,128	35,437
Accounts receivable, net	61,297	57,450
Inventory	10,774	10,075
Income taxes receivable	95	-
Prepaid expenses and other current assets	9,670	8,232
Total current assets	212,967	236,419

Property and equipment, net	281,129	263,712
Goodwill	128,752	128,752
Other intangible assets, net	15,861	17,369
Long-term marketable securities	44,127	12,960
Operating lease assets	11,049	11,425
Other long-term assets	4,560	3,030
Total assets	$698,445	$673,667

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$17,556	$16,804
Accrued compensation	15,138	15,058
Accrued liabilities and other	15,041	11,057
Current operating lease liabilities	3,368	3,340
Income taxes payable	-	1,322
Total current liabilities	51,103	47,581

Long-term operating lease liabilities	8,379	8,565
Long-term deferred tax liabilities	31,907	26,283
Other long-term liabilities	5,807	5,448

Shareholders' equity	601,249	585,790
Total liabilities and shareholders' equity	$698,445	$673,667

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue
Injection Molding	$57,894	$55,457	$112,670	$110,768
CNC Machining	28,760	38,888	66,645	76,760
3D Printing	14,236	15,266	30,184	29,746
Sheet Metal	4,669	5,472	10,318	10,497
Other	1,016	849	1,866	1,613
Total revenue	106,575	115,932	221,683	229,384

Cost of revenue	54,119	55,696	111,127	110,288
Gross profit	52,456	60,236	110,556	119,096

Operating expenses
Marketing and sales	16,936	19,285	35,116	37,862
Research and development	8,648	8,169	17,635	16,182
General and administrative	12,521	13,209	26,629	26,031
Total operating expenses	38,105	40,663	79,380	80,075
Income from operations	14,351	19,573	31,176	39,021
Other income, net	767	1,125	1,821	1,338
Income before income taxes	15,118	20,698	32,997	40,359
Provision for income taxes	2,511	4,532	6,406	8,682
Net income	$12,607	$16,166	$26,591	$31,677

Net income per share:
Basic	$0.47	$0.60	$1.00	$1.18
Diluted	$0.47	$0.60	$0.99	$1.17

Shares used to compute net income per share:
Basic	26,660,498	26,875,153	26,718,652	26,919,016
Diluted	26,760,866	27,041,422	26,837,938	27,113,328

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2020	2019
Operating activities
Net income	$26,591	$31,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,855	14,981
Stock-based compensation expense	6,672	6,526
Deferred taxes	5,651	1,585
Amortization of held-to-maturity securities	129	7
Other	(854)	(279)
Changes in operating assets and liabilities	(627)	391
Net cash provided by operating activities	53,417	54,888

Investing activities
Purchases of property, equipment and other capital assets	(33,305)	(34,136)
Purchases of other assets and investments	(3,000)	(4,000)
Purchases of marketable securities	(57,212)	(8,983)
Proceeds from maturities of marketable securities	28,225	29,170
Net cash used in investing activities	(65,292)	(17,949)

Financing activities
Proceeds from exercises of stock options and other	2,855	2,243
Purchases of shares withheld for tax obligations	(3,367)	(2,418)
Repurchases of common stock	(14,686)	(21,410)
Net cash used in financing activities	(15,198)	(21,585)
Effect of exchange rate changes on cash and cash equivalents	(149)	135
Net (decrease) increase in cash and cash equivalents	(27,222)	15,489
Cash and cash equivalents, beginning of period	125,225	85,046
Cash and cash equivalents, end of period	$98,003	$100,535

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense and unrealized gain on foreign currency
GAAP net income	$12,607	$16,166	$26,591	$31,677
Add back:
Stock-based compensation expense	3,639	3,486	6,672	6,526
Amortization expense	754	863	1,508	1,734
Unrealized gain on foreign currency	(139)	(305)	(936)	(58)
Total adjustments [1]	4,254	4,044	7,244	8,202
Income tax benefits on adjustments [2]	(987)	(1,074)	(1,662)	(1,993)
Non-GAAP net income	$15,874	$19,136	$32,173	$37,886

Non-GAAP net income per share:
Basic	$0.60	$0.71	$1.20	$1.41
Diluted	$0.59	$0.71	$1.20	$1.40

Shares used to compute non-GAAP net income per share:
Basic	26,660,498	26,875,153	26,718,652	26,919,016
Diluted	26,760,866	27,041,422	26,837,938	27,113,328

[1] Stock-based compensation expense, amortization expense and unrealized gain on foreign currency were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Cost of revenue	$936	$797	$1,799	$1,530

Marketing and sales	750	614	1,368	1,163
Research and development	607	503	1,128	926
General and administrative	2,100	2,435	3,885	4,641
Total operating expenses	3,457	3,552	6,381	6,730

Other income, net	(139)	(305)	(936)	(58)
Total adjustments	$4,254	$4,044	$7,244	$8,202

[2] For the three and six-month periods ended June 30, 2020 and 2019, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$106,575	$115,932	$221,683	$229,384
Income from operations	14,351	19,573	31,176	39,021
GAAP operating margin	13.5%	16.9%	14.1%	17.0%
Add back:
Stock-based compensation expense	3,639	3,486	6,672	6,526
Amortization expense	754	863	1,508	1,734
Total adjustments	4,393	4,349	8,180	8,260
Non-GAAP income from operations	$18,744	$23,922	$39,356	$47,281
Non-GAAP operating margin	17.6%	20.6%	17.8%	20.6%

Proto Labs, Inc.
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income	$12,607	$16,166	$26,591	$31,677
Amortization expense	754	863	1,508	1,734
Depreciation expense	7,143	6,678	14,347	13,246
Interest income, net	(368)	(465)	(928)	(1,046)
Tax expense	2,511	4,532	6,406	8,682
EBITDA	22,647	27,774	47,924	54,293
Add back:
Stock-based compensation expense	3,639	3,486	6,672	6,526
Unrealized gain on foreign currency	(139)	(305)	(936)	(58)
Total adjustments	3,500	3,181	5,736	6,468
Adjusted EBITDA	$26,147	$30,955	$53,660	$60,761

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$86,823	$-	$86,823	$91,149	(4.7)	(4.7)
Europe	16,729	417	17,146	20,940	(20.1)	(18.1)
Japan	3,023	(62)	2,961	3,843	(21.3)	(23.0)
Total Revenue	$106,575	$355	$106,930	$115,932	(8.1)	(7.8)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$176,899	$-	$176,899	$178,960	(1.2)	(1.2)
Europe	37,516	1,065	38,581	42,194	(11.1)	(8.6)
Japan	7,268	(117)	7,151	8,230	(11.7)	(13.1)
Total Revenue	$221,683	$948	$222,631	$229,384	(3.4)	(2.9)

[1] Revenue for the three and six-month periods ended June 30, 2020 has been recalculated using 2019 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue for the three and six-month periods ended June 30, 2019 to GAAP revenue for the three and six-month periods ended June 30, 2020.

[3] This column presents the percentage change from GAAP revenue for the three and six-month periods ended June 30, 2019 to non-GAAP revenue for the three and six-month periods ended June 30, 2020 (as recalculated using the foreign currency exchange rates in effect during the three- and six-month periods ended June 30, 2019) in order to provide a constant-currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Unique product developers and engineers served	17,037	20,840	29,703	31,550